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                                  EXHIBIT 10.8

                             STOCK PLEDGE AGREEMENT

AGREEMENT made as of this 18th day of June, 1997 by and between Sebring Systems, Inc., a New York corporation (the "Company"), and Jack Regula (the "Pledgor").

RECITALS

      A. The Pledgor has this day purchased shares of Common Stock of the Company pursuant to the Restricted Common Stock Purchase Agreement executed this date by and between the Company and the Pledgor. Payment of the purchase price for the shares was effected by Pledgor's delivery to the Company of a Promissory Note executed this date by the Pledgor payable to the Company's order in the principal amount of fifty thousand dollars ($50,000).

      B. The Promissory Note is being secured by a pledge of five million (5,000,000) shares of Common Stock of the Company (the "Pledged Shares") purchased under the Restricted Common Stock Purchase Agreement pursuant to the terms set forth in this Agreement.

NOW, THEREFORE, it is hereby agreed as follows:

      1. Grant of Security Interest. Pledgor hereby grants the Company a security interest in, and assigns, transfers to and pledges with the Company, the following securities and other property (collectively, the "Collateral"):

            (i) the Pledged Shares hereby delivered to and deposited with Brobeck, Phleger & Harrison LLP as escrow agent for the Company as collateral for the Promissory Note, a copy of the certificate representing the Pledged Shares to be delivered to the Pledgor;

            (ii) any and all new, additional or different securities or other property subsequently distributed with respect to the Pledged Shares which are to be delivered to and deposited with the Company pursuant to the requirements of Paragraph 3 of this Agreement;

            (iii) any and all other property and money which is delivered to or comes into the possession of the Company pursuant to the terms of this Agreement; and

            (iv) the proceeds of any sale, exchange or disposition of the property and securities described in subparagraphs (i), (ii) or (iii) above.

            (v) The Company hereby appoints Brobeck, Phleger & Harrison LLP as "Escrow Agent" to hold any of the above Collateral. All securities so assigned, transferred to and pledged with the Company shall be accompanied by one or more stock power assignments properly endorsed by the Pledgor.
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      2.    Warranties. The Pledgor hereby warrants that the Pledgor its the owner of the Collateral and has the right to pledge the Collateral and that the Collateral is free from all liens, adverse claims and other security interests (other than those created hereby).

      3. Duty to Deliver. Any new, additional or different securities or other property (other than regular cash, dividends) which may now or hereafter become distributable with respect to the Collateral by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's capital stock and any shares of the stock of the Company's successor issuable or issued upon conversion of the Collateral into the capital stock of the Company's successor upon
            (i) the sale, conveyance, liquidation, dissolution, or other disposition of all or substantially all of the Company's property, business or assets or (ii) the Company's merger into or consolidation with any other corporation or (iii) the effectuation of any transaction or series of related transactions in which the capital stock of the Company is affected shall, upon receipt by the Pledgor be promptly delivered to and deposited with the Company as part of the Collateral hereunder. Any such securities shall be accompanied by one or more properly endorsed stock power assignments.

      4. Payment of Taxes and Other Charges. The Pledgor shall pay, prior to the delinquency date, all taxes, liens, assessments and other charges against the Collateral, and in the event of the Pledgor's failure to do so, the Company may at his election pay any or all of such taxes and other charges without contesting the validity or legality thereof. The payments so made shall become part of the indebtedness secured hereunder and until paid shall bear interest at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Company and compensation income to the Pledgor under the Federal tax laws.

      5. Shareholder Rights. So long as there exists no event of default under Paragraph 10 of this Agreement, the Pledgor may exercise all shareholder voting rights and be entitled to receive any and all regular cash dividends paid on the Collateral and all proxy statements and other shareholder materials pertaining to the Collateral.

      6. Rights and Powers of Company. The Company may, without obligation to do so, exercise at any time and from time to time one or more of the following rights and powers with respect to any or all of the
            Collateral:

            (i) subject to the applicable limitations of Paragraph 9, accept in its discretion other property of the Pledgor in exchange for all or part of the Collateral and release Collateral to the Pledgor to the extent necessary to effect such exchange, and in such event the other property received in the exchange shall become part of the Collateral hereunder;

            (ii) perform such acts as are necessary to preserve and protect the Collateral and the rights, powers and remedies granted with respect to such Collateral by this Agreement; and

            (iii) transfer record ownership of the Collateral to the Company or his nominee and receive, endorse and give receipt for, or collect by legal proceedings or otherwise, dividends or other distributions made or paid with respect to the Collateral, provided and only if there exists at the time an outstanding event of default under Paragraph 10 of this Agreement. Any cash sums which the Company may so receive shall be applied to the payment of the Note and any other indebtedness secured hereunder, in such order of application as the Company deems appropriate. Any remaining cash shall be paid over to the Pledgor.

            Any action by the Company pursuant to the provisions of this Paragraph 6 may be taken without notice to the Pledgor. Expenses reasonably incurred in connection with such action shall be payable by the Pledgor and form part of the indebtedness secured hereunder as provided in Paragraph 12.

      7. Care of Collateral. The Company and the Escrow Agent shall exercise reasonable care in the custody and preservation of the Collateral. However, neither the Company nor the Escrow Agent shall have any obligation to (i) initiate any action with respect to, or otherwise inform the Pledgor of, any conversion, call,
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            exchange right, preemptive right, subscription right, purchase offer or other right or privilege relating to or affecting the Collateral,
            (ii) preserve the rights of the Pledgor against adverse claims or protect the Collateral against the possibility of a decline in market value or (iii) take any action with respect to the Collateral requested by the Pledgor unless the request is made in writing to the Company and copied to the Escrow Agent and the Company determines that the requested action will not unreasonably jeopardize the value of the Collateral as security for the Note and any other indebtedness secured hereunder.

            Subject to the limitations of Paragraph 9, the Company may at any time release and deliver all or part of the Collateral to the Pledgor, and the receipt thereof by the Pledgor shall constitute a complete and full acquittance for the Collateral so released and delivered. The Company and the Escrow Agent shall accordingly each be discharged from any further liability or responsibility for the Collateral, and the released Collateral shall no longer be subject to the provisions of this Agreement.


      8. Transfer of Collateral. In connection with the transfer or assignment of the Note (whether by negotiation, discount or otherwise), the Company may transfer all or any part of the Collateral, and the transferee shall thereupon succeed to all the rights, powers and remedies granted the Company hereunder with respect to the Collateral so transferred. Upon such transfer, the Company shall be fully discharged from all liability and responsibility for the transferred Collateral. If Brobeck, Phleger & Harrison LLP is relieved by the Company of its duties as Escrow Agent for the Collateral, Brobeck, Phleger & Harrison LLP shall also be fully discharged from all liability and responsibility for the transferred Collateral.

      9. Release of Collateral. Provided there does not exist any event of default under Paragraph 10, the Pledged Shares, together with any additional Collateral which may hereafter be pledged and deposited hereunder, shall be released from pledge and returned to the Pledgor in accordance with the following provisions:

            (i) Upon payment or prepayment of principal under the Note, together with payment of all accrued interest to date, one or more of the Purchased Shares held as Collateral hereunder shall (subject to the applicable limitations of this Paragraph
                  9) be released to the Pledgor within three (3) business days after such payment or prepayment. The number of the shares to be so released shall be determined by multiplying (i) the total number of Pledged Shares held under this Agreement at the time of the payment or prepayment by (ii) a fraction, the numerator of which shall be the amount of the principal paid or prepaid and the denominator of which shall be the unpaid principal balance of the Note immediately prior to such payment or prepayment. In no event, however, shall any fractional shares be released.

            (ii) Any additional Collateral which may hereafter be pledged and deposited with the Company (pursuant to the requirements of Paragraph 3) with respect to the Pledged Shares shall be released at the same time the particular shares of the Company's Common Stock to which the additional Collateral relates are to be released in accordance with the applicable provisions of Paragraph 9(i).

            (iii) Under no circumstances, however, shall any Pledged Shares or any other Collateral be released if previously applied to the payment of any indebtedness secured hereunder.

            (iv) No Pledged Shares or other Collateral shall be released pursuant to the provisions of Paragraph 9(i) or 9(ii) if, and to the extent that, the fair market value of the Company's Common Stock and all other Collateral which would otherwise remain in pledge hereunder after such release were effected would be less than the unpaid principal and accrued interest under the Note.

            (v) For all valuation purposes under this Agreement, the fair market value per share of the Company's Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  - If the Common Stock is at the time traded on the Nasdaq National Market, the fair market value shall be the closing selling price per share of Common Stock on the date in question, as
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                        such prices are reported by the National Association of
                        Securities Dealers on the Nasdaq National Market or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of fair market value.

                  - If the Common Stock is at the time neither listed on any securities exchange nor traded on the Nasdaq National Market, the fair market value shall be determined by the Company's Board of Directors on the basis of such factors as the Board shall deem appropriate.

      10. Events of Default. The occurrence of one or more of the following events shall constitute an event of default under this Agreement:

            (i) the failure of the Pledgor to pay, when due under the Note and after written notice of such failure to the Pledgor, any installment of principal or accrued interest; or

            (ii) the occurrence of any other acceleration event specified in the Note; or

            (iii) the failure of the Pledgor to perform any obligation imposed upon the Pledgor by reason of this Agreement; or

            (iv) the breach of any representation or warranty of the Pledgor contained in this Agreement.

            Upon the occurrence of any such event of default, the Company may, at its election, declare the Note and all other indebtedness secured hereunder to become immediately due and payable and may exercise any or all of the rights and remedies granted to a secured party under the provisions of the California Uniform Commercial Code or other applicable law (as now or hereafter in effect), including (without limitation) the power to dispose of the Collateral by public or private sale or to accept the Collateral in full payment of the Note and all other indebtedness secured hereunder.

            Any proceeds realized from the disposition of the Collateral pursuant to the foregoing power of sale shall be applied first to the payment of expenses incurred by the

            Company in connection with the disposition, then to the payment of the Note and finally to any other indebtedness secured hereunder. Any surplus proceeds shall be paid over to the Pledgor. In the event such proceeds prove insufficient to satisfy all obligations of the Pledgor under the Note, the Pledgor shall not be personally liable for the resulting deficiency.
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      11.   Other Remedies. The rights, powers and remedies granted to the
            Company pursuant to the provisions of this Agreement shall be in addition to all rights, powers and remedies granted to the Company under, any statute or rule of law. Any forbearance, failure or delay by the Company in exercising any right, power or remedy under this Agreement shall not be deemed to be a waiver of such right, power or remedy. Any single or partial exercise of any right, power or remedy under this Agreement shall not preclude the further exercise thereof, and every right, power and remedy of the Company under this Agreement shall continue in full force and effect unless such right, power or remedy is specifically waived by an instrument executed by the Company.

      12. Costs and Expenses. All costs and expenses (including reasonable attorneys fees) incurred by the Company in the exercise or enforcement of any right, power or remedy granted it under this Agreement shall become part of the indebtedness secured hereunder and shall constitute personal liability of the Pledgor payable immediately upon demand and bearing interest until paid at the minimum per annum rate, compounded semi-annually, required to avoid the imputation of interest income to the Company and compensation income to the Pledgor under the Federal tax laws.

      13. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without resort to California's conflict-of-laws rules.

      14. Successors. This Agreement shall be binding upon the Company and his successors and assigns and upon the Pledgor and the executors, heirs and legatees of the Pledgor's estate.

      15. Severability. If any provision of this Agreement is held to be invalid under applicable law, then such provision shall be ineffective only to the extent of such invalidity, and neither the remainder of such provision nor any other provisions of this Agreement shall be affected thereby.

      16. Transfers to Trust. Notwithstanding any provision of this Agreement, the Pledgor may sell or otherwise assign, with or without consideration, the Collateral to any spouse or member of his immediate family, or to a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary for the account of his spouse or members of his immediate family, or to a trust for himself, or a charitable remainder trust, provided that each such transferee or assignee, prior to the completion of the sale, transfer or assignment shall have executed documents assuming the obligations of the Pledgor under this Agreement with respect to the transferred securities.

      17. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, this Stock Pledge Agreement has been executed by the Pledgor and the Company as of the date first written above.


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
SEBRING SYSTEMS, INC.                    PLEDGOR


By:     /s/ Tom Nelson                   By:     /s/ Jack Regula
        ----------------------------             ----------------------------
Name:       Tom Nelson                           Jack Regula
        ----------------------------
Address: 916 Foothill Drive              Address:
        ----------------------------             ----------------------------
         San Jose, CA  95123
        ----------------------------             ----------------------------
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